Application Form Glen Rose Petroleum Corporation	ABG Sundal Collier Norge ASA, Fax: +47 22 01 60 62
7 January – 12 January 2011

Glen Rose Petroleum Corporation, a company incorporated in the State of Delaware, the United States (the “Company”), is proposing an offering (the “Offering”) towards a limited number of certain professional investors in Norway, the United Kingdom, the Channel Islands, Bahamas, the United Arab Emirates and Switzerland of up to 14,000 units (the “Units”) for a purchase price of USD 300 per each Unit (the “Purchase Price”), provided that the Company is not required to file a prospectus, application for such or other similar documentation. Minimum subscription and allocation amount per investor is the NOK equivalent to EUR 50,000. Expected use of proceeds from the Offering is to (i) drill, case and complete up to 10 delineation/production wells to a depth below the Trinity Basal Sands (approx. 275 meters) spaced widely across the leased acreage (the “Wells”), (ii) evaluate cores, logs and oil samples from the Wells, (iii) commission and publish a full resource evaluation, (iv) finalize a field-wide development plan, and (iv) provide for the working capital needs of the Company. The completion of the Offering is subject to conditions as mentioned in section 8 below, including inter alia necessary corporate resolutions in the Company hereunder but not limited to final approval by the Board of Directors (the “Board”). The Company has engaged ABG Sundal Collier Norge ASA (the “Manager”) as Manager for the Offering.

Each Unit comprises (i) 1 new preferred share in the Company with par value USD 0.0001, convertible into 1,000 common shares (each a “Common Share”), (ii) 1 warrant for each Common Share into which the preferred shares are convertible, which carries the right to have 1 new Common Share issued by the Company at the subscription price of USD 0.40 per Common Share prior to the second anniversary of the issue date, and (iii) 1 warrant for each Common Share into which the preferred shares are convertible, which carries the right to have 1 new Common Share issued by the Company at the subscription price of USD 0.60 per Common Share prior to the third anniversary of the issue date. The properties of the preferred shares and  Common Shares are described in the Certificate of Incorporation of the Company, Certificate of Merger of the Company and United Heritage Corporation, the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock and the Company’s bylaws attached hereto as Appendix 1.The properties of the warrants described in this paragraph (ii) and (iii) are described in the warrant certificate attached hereto as Appendix 2 and 3 respectively (collectively the “Warrants”).

Investment in the Company and the Units involves significant risks.  Prospective Applicants are inter alia hereby informed that the Company in the promissory notes (the “Promissory Notes”) issued by the Company in March 2010 has pledged all its assets to the lenders in the Promissory Notes.  Due to the Company’s  default of the Promissory Notes related to the need to increase the number of its authorized shares of common stock from 20 million to 125 million shares, the interest rate for this facility is 15%, a portion of which interest, at the election of the Company, may be deferred to the maturity date by increasing the principal amount of the Promissory Notes by such amount, which will accrue interest at the default rate until the maturity date. The Company has obtained a waiver regarding the default of the Promissory Notes that are subject to certain terms and conditions. Prospective Applicants are also inter alia informed that the Company is currently in several legal disputes, as further described in the Risk Factors attached hereto. A non-exhaustive summary of risk factors related to investments in the Company is attached hereto as Appendix 4. The Applicant is aware that the Units will be issued by the Company in registered form as physical share and warrant certificates (as opposed to be recorded in the Norwegian Central Securities Depository – VPS), that the transferability of the preferred shares (and the Common Shares into which they convert) and warrants comprising a Unit is restricted as further described in section 4, and that neither the preferred shares, the Common Shares nor the Warrants are subject to trading on any regulated market place and may never be so in the future.

The application period will begin on 7 January 2011 and close on 12 January 2011 at 16:00 (CET)  (the “Application Period”). The Application Period may, without notice to the applicants, close earlier, however not prior to 11 January 2011 at 16:00 (CET), and/or be extended by the Company at the Company’s discretion, on one or more occasions, but shall not be extended longer than  28 February 2011 at 17:30 (CET). If the Application Period is changed, applicants will still be bound by their applications for Units and the other dates referred to herein may be changed accordingly.

Application guidance
Applications to participate in the Offering (an “Application”) shall be placed by completing and signing this Application Form and delivering the same to the Manager within the Application Period. By completing, signing and returning this Application Form (including the Terms and Conditions of Application starting on page 2 hereof including appendices and the Offering Documentation as defined below) (collectively the “Agreement”) to the Manager, the undersigned (the “Applicant”) confirms its request to purchase Units in accordance with this Agreement, including the number of Units as stated in the table below. The Application is irrevocable and cannot be withdrawn, cancelled or modified by the Applicant after being received by the Manager. The Applicant irrevocably undertakes to purchase the number of Units allocated to the Applicant in the Offering (the “Allocated Units”) and irrevocably authorizes and instructs each of the Manager and the Company, or any party as authorized and appointed by each of them, to subscribe for Units allocated to the Applicant in the Offering with the Applicant as beneficiary. Subject to any changes to the Application Period, this Agreement must be in the possession of the Manager before the expiry of the Application Period to be taken into account in connection with the allocation of Units in the Offering. The Manager may, in its sole discretion, also accept Applications placed by taped non-US originated phone or electronic communications within the Application Period, provided that the Application is subsequently confirmed by the execution of this Agreement before closing of the Offering. The Applicant bears the risk of any delay in the postal communication, busy facsimiles, data problems or other communications failure or delay preventing orders from being received by the Manager within the Application Period. Note: In order to purchase Units, the Applicant must satisfy the applicable requirements pursuant to the Norwegian Money Laundering Act of 6 March 2009 and the respective associated regulations.

Allocation and payment
The final number of Units to be issued by the Company in the Offering will be determined by the Board following expiry of the Application Period. Notification of allocation and payment instructions will be sent to the Applicant on or about [  ] January 2011, subject to any extension. The due date for payment of the Purchase Price for the Allocated Units (the “Purchase Amount”) will be specified in the payment instruction to the Applicant. Any Purchase Amount shall be paid into an escrow account with the Manager, until closing of the Offering occurs as further described in section 8 below. Overdue payments will be charged with interest at a rate according to the Norwegian Act on Interest on Overdue Payments of 17 December 1976 No. 100, currently being 9.00% p.a. If the Applicant fails to comply with the terms of payment, each of the Manager and the Company reserve the right to, in whole or in part, cancel the allocation, allocate the Allocated Units to another purchaser and/or to re-sell all or part of the Allocated Units for the Applicant’s account and risk on such terms and such conditions as each of the Manager and/or the Company may decide pursuant to applicable laws and regulations. The Applicant will be liable for any loss, cost or expense suffered or incurred by the Company and/or the Manager as a result of or in connection with such re-sale or the Applicant’s failure to make timely payment, and the Applicant will also be liable to pay the Purchase Amount in such event. Upon timely payment of the Purchase Amount, the Allocated Units are expected to be delivered to the Applicant on or about [ ] January 2011, contemporaneously with the release of funds to the Company

SPECIFICATION OF APPLICATION
Number of Units applied for	For the use of the Manager

Applicant to sign Appendix 5 attached and return to Manager.
Application place and date	Binding signature The Applicant must be of the age of majority. When signing on behalf of another person, appropriate evidence of authority must be provided.

DETAILS OF THE APPLICANT (MUST BE COMPLETED)

Applicant’s name
Contact person with the Applicant
Business address / Postal address
Company registration number /date of birth and national ID number
Telephone
Telefax / e-mail
Contact information for the Applicant’s custodian (if any)

Terms and Conditions of Application

The following terms and conditions apply to and constitute an integral part of this Agreement between the Applicant, the Manager and the Company.

1.	Representations and Warranties/Risks

The Applicant is relying solely on publicly available information, the Investor Presentation for the Company dated [ ] January 2011 (the “Investor Presentation”) and this Agreement with appendices, which have been prepared in connection with the Offering (all aforementioned Offering documentation collectively referred to as the “Offering Documentation”), and has not relied on any further representations, warranties, opinions, projections, financial or other information or analysis supplied to it by any employee, director, officer, advisor, agents or representative of the Company or the Manager, or any of their respective affiliates (collectively the “Representatives”) other than included in the Offering Documentation. The Applicant is expressly advised that an investment in the Company entails significant risks, and the Applicant must read the Offering Documentation carefully including the “Risk Factors” included therein including the summary of certain risk factors in Appendix 4 hereof. In addition to those risks, the Company asks you to take notice of the fact that, by the Promissory Notes, the Company’s primary secured lender has the right to nominate for the term of its indebtedness, and has nominated, a director (the “Nominated Director”) to the Company’s board of directors, with a veto right over certain major issues. Under the amended bylaws, the Nominated Director must approve certain business decisions without regard to the vote of the other Directors, including (i) the Company’s or Subsidiary’s annual budget (which has been approved for 2010 – 2011); (ii) acquisition or disposition of material assets, outside the ordinary course of business; (iii) formation or dissolution of the Company or Subsidiary; (iv) expenditure of or incurring of an obligation of $20,000 or more for a single purpose during any consecutive twelve month period unless such expenditure has been approved in a budget approved by the board of directors of the Company or Subsidiary (“single purpose” may include an approved general plan of operations relating to oil and gas production and shall not be a reference to the engagement of any single vendor in connection with such approved general plan of operations relating to oil and gas production), provided such expenditure has been approved in a budget approved by the board of directors of the Company and Subsidiary, as applicable;  (v) open or close any account with any financial institution; (vi) initiation or settlement of any litigation, arbitration or judicial proceeding; and (vii) the issuance of any equity of the Company or right to receive or acquire any equity of the Company, or modification of any of the foregoing outstanding at any time.  The Nominated Director bylaw provision ceases to be effective when the indebtedness is repaid. When applying for Units in the Offering, the Applicant confirms that the Applicant has had access to and read the Offering Documentation. The Applicant has sufficient knowledge, sophistication and experience in financial and business matters to be capable of evaluating the merits and risks of a decision to invest in the Company by purchasing Units, and the Applicant is able to bear the economic risk, and to withstand a complete loss of an investment in the Units/the Company. The Applicant has had access to such financial and other information concerning the Company and the Units as it deems necessary or desirable in connection with the Application and purchase of Units, and has made such investigation with respect thereto as it deems necessary. The Applicant has made its own assessment of the Company, its business operations, the Units and the terms of the Offering and has, to the extent deemed necessary by the Applicant, consulted with its own independent advisors concerning the relevant financial, operation, tax, legal, currency and other economic considerations relating to its investment in the Units. The Applicant expressly recognizes that the Units are being offered on the basis of the Offering Documentation and publicly available information only and that no offering prospectus has been published in connection with the Offering at the time of Application or purchase. The Company has reporting obligations with the United States Securities and Exchange Commission, and files inter alia annual and quarterly financial reports that are publicly available at www.sec.gov. The Applicant consents to the electronic delivery of the Offering Documentation.

2.	Use of Proceeds

Expected use of proceeds from the Offering is to (i) drill, case and complete up to 10 delineation/production wells to a depth below the Trinity Basal Sands (approx. 275 meters) spaced widely across the leased acreage (the “Wells”), (ii) evaluate cores, logs and oil samples from the Wells, (iii) commission and publish a full resource evaluation, (iv) finalize a field-wide development plan, and (iv) provide for the working capital needs of the Company. The Applicant is hereby made aware and accepts that the use of proceeds from the Offering may not be sufficient for the intended use and/or may be used for other purposes than indicated herein in part or in full.

3.	Restrictions for UK Applicants

Each U.K. Applicant confirms that it understands that the Offering has only been communicated to persons who have the requisite professional experience, knowledge and expertise in matters relating to investments and are “investment professionals” for the purposes of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended); and only in circumstances that do not result in an offer to the public (for the purposes of 102B of the Financial Services and Markets Act 2000 (“FSMA”)) or where, in accordance with section 86(1) of FSMA, the requirement to provide an approved prospectus in accordance with the requirement under section 85(1) FSMA does not apply, and consequently the Applicant confirms that it understands that the Shares will be offered to or directed at only “qualified investors” for the purposes of sections 86(1) of FSMA, or offered to or directed at fewer than 100 investors in the United Kingdom (in total, other than qualified investors), or where the statutory minima are placed on the consideration or denomination of Shares that can be made available (all such persons being referred to as “relevant persons”). Any application or subscription for the Shares or any other investment or investment activity in relation to the Shares is available only to relevant persons and will be engaged in only with relevant person, and any person who is not a relevant person should not rely on this document.

4.	Transferability

The Applicant hereby confirms that it understands that the Units purchased and subscribed for hereunder (including the respective preferred shares, Common Shares and Warrants) have not and will not be registered under the U.S. Securities Act and are subject to certain restrictions on transfer. The certificates will bear the following restrictive legend:

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"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

As further described in this section 4 above and in Appendix 5, the preferred shares, Common Shares and the Warrants issued in this Offering cannot be traded within the United States or to U.S. Persons or to persons acquiring the securities for the account or benefit of any U.S. person for a period of six months from the issue date,. After this date, the preferred shares, Common Shares and the Warrants may be traded within the United States and to U.S. Persons to the extent permitted in accordance with Rule 144 under the 1933 Act. The preferred shares, Common Shares and Warrants may be traded to non-U.S. Persons outside the United States from the date of issue provided that prior to the date that is six months from the issue date, any purchaser (A) certifies that the purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S person or is a U.S. person who purchased securities in a transaction that did not require registration under the 1933 Act and (B) agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration under the 1933 Act or pursuant to an applicable exemption from registration and (C) agrees not to engage in hedging transactions with regard to the securities unless in compliance with the 1933 Act.. Certain of the Company’s issued Common Shares have been registered with the United States Securities and Exchange Commission and are publicly traded and quoted on the OTC Bulletin Board in the United States (www.otcbb.com) under ticker symbol “GLRP.OB”. The Company does not intend to register the preferred shares, the Common Shares or the Warrants issued in this Offering with the United States Securities and Exchange Commission, and no guarantees can be made that there will be a public market for the preferred shares, the Common Shares or the Warrants issued in this Offering.

5.	Corporate Governance

The Company is incorporated in the State of Delaware, the United States and subject to legislation of the State of Delaware, the United States and the provisions of the Company’s certificate of incorporation, certificate of merger with United Heritage and bylaws. Such legislation and provisions are significantly different from companies incorporated in Norway. It cannot be excluded that Applicants will be afforded less protection as shareholders in the Company than what would otherwise be the case for a company incorporated in Norway. It is also referred to the veto rights for the Nominated Director as further described in section 1 above.

6.	Disclaimer

By placing an Application pursuant to this Agreement, the Applicant irrevocably confirms that it understands and expressly agrees that it is applying for Units on the basis that:
(1)	The Company and Manager, and their respective Representatives, expressly disclaims any liability whatsoever towards the Applicant in connection with the Offering.
(2)
The Company and the Manager, and their respective Representatives, make no undertaking, representation or warranty, express or implied, to the Applicant regarding the accuracy or completeness of the information (whether written or oral and whether included in the Offering Documentation or elsewhere), concerning the Company or the Offering received by the Applicant whether such information was received through the Manager, the Company, their respective Representatives, or otherwise.

7.	Allocation criteria

Allocation will be made at the sole discretion of the Board taking into account, inter alia, factors such as perceived investor quality, size and timeliness of Application. The Board reserves the right to limit the total number of Applicants to whom Units will be issued by applying appropriate criteria, including but not limited to drawing lots and deletion of Applications. The Company reserves the right, at its sole discretion, to reject and/or reduce any and all Applications, in whole or in part, or to cancel the Offering, and to treat incorrect, incomplete and delayed Applications as valid. No Applicant will be allocated Units in the Offering with an aggregate purchase price equivalent to less than EUR 50,000.

8.	Conditions for completion of the Offering

The completion of the Offering is conditional upon (i) the corporate resolutions of the Company required to implement the Offering, including approval by the Board, (ii) that any rights of first refusal, or similar rights, to purchase the preferred shares, Common Shares or Warrants to be issued in the Offering have either lapsed or been waived, (iii) payment of the Purchase Amount for all the Applicants against delivery of the Units to the Applicants, (iv) the filing of a revised Certificate of the Designation with the Secretary of State of Delaware setting the voting rights of the preferred shares to be issued in the Offering at 1,000 votes per share, and (v) legal opinion by the Company’s counsel issued to the Applicants, to the satisfaction of the Manager, that a) the Company is in good legal standing, b) any rights of first refusal, or similar rights, to purchase the preferred shares, Common Shares or Warrants to be issued in the Offering (including as a result of converting the preferred shares or upon exercising the Warrants into Common Shares) have either lapsed or been waived, and c) the preferred shares, Common Shares and Warrants to be issued in the Offering are (or, in the case of the Common Shares, will be) validly and legally issued and duly evidenced by the preferred share and Warrants certificates to be delivered to the Applicants contemporaneously with the closing. The Offering is not subject to receiving Applications for a minimum number of Units nor issue a minimum number of Units.

You are advised that the Company has obtained the written consent of the holders of a majority of the outstanding common stock, approving an amendment to the Articles of Incorporation of the Company to increase the authorized Common Stock from 20 million to 125 million (and maximum 150 million) Common Shares and authorized preferred stock from 1 million to 5 million preferred shares, and thereafter will file an amendment to the Articles of Incorporation with the Secretary of State of the State of Delaware to effect such increases to the authorized common stock and preferred stock of the Company so that such increases are effective no later than 90 days after the date hereof. Upon notification from the Secretary of State of the State of Delaware that the filing is effective, the preferred shares automatically will convert into Common Shares and you will be issued replacement certificates reflecting your ownership of the Common Shares.

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9.	Duration of the Agreement

If the conditions for completion of the Offering, as described in section 8 above, have not been satisfied within 28 February 2011, this Agreement shall cease to be binding for the Applicant, the Company and the Manager.

10.	Confidentiality

The offer to participate in the Offering is personal and cannot be forwarded or made known to any third party. The Applicant hereby undertakes to keep the contents of this Agreement, the Offering Documentation and any information made available pursuant to it confidential, including but not limited to the fact that any agreement has been entered into, until the information has been duly announced by the Company.

The Applicant hereby authorizes each of the Company and the Manager to produce this Agreement or a copy hereof to any party in any administrative or legal proceedings or official inquiry with respect to matters covered hereby.

11.	Reporting requirements to the Applicant

Applicants becoming directly or indirectly owner of 5% or more of the Company’s Common Shares will be required to file an ownership report to the United States Securities and Exchange Commission. There are further ownership filing requirements to the United States Securities and Exchange Commission for higher ownership levels.

12.	Regulatory issues

In accordance with the Norwegian Securities Trading Act, the Manager must categorize all new customers in one of three customer categories; Eligible counterparties, Professional and Non-professional clients. All investors that are applying for Units under the Offering and which are not existing client of the Manager will be categorized as Non-professional clients unless otherwise is communicated in writing by the Manager. The Applicant can by written request ask to be categorized as a Professional client if it fulfils the relevant provisions of the Norwegian Securities Trading Act. For further information about the categorization the Applicant may contact the Manager. The Manager will treat the Application as an execution-only instruction from the Applicant to apply for Units in the Offering, since the Manager is not in the position to determine whether the Application for Units is suitable or not for the Applicant. Hence, the Applicant will not benefit from the corresponding protection of the relevant conduct of business rules in accordance with the Norwegian Securities Trading Act.

The Applicant acknowledges that under the Norwegian Securities Trading Act (and the Norwegian Commercial Banks Act) there is a duty of secrecy between the different units within the Manager as well as between the Manager and the rest of the entities in its respective group. This may entail that other employees of the Manager or of the Manager’s group may have information that may be relevant to the Applicant, but which the Manager will not have access to.

The Manager is an investment firm, offering a broad range of investment services. In order to ensure that assignments undertaken in the Manager’s corporate finance departments are kept confidential, the Manager’s other activities, including analysis and stock broking, are separated from their corporate finance departments by Chinese walls. The Applicant acknowledges that Manager’s analysis and stock broking activity may act in conflict with the Applicant's interests with regard to transactions of the Units as a consequence of such Chinese walls.

In order to apply for Units pursuant to the Agreement, the Applicant must satisfy the applicable requirements of the Norwegian Money Laundering Act of 6 March 2009 no. 11 and associated regulations. Applicants who are not registered as clients with the Manager must therefore complete the Manager’s Customer Registration Forms and send it to the Manager immediately by fax or email in order to be considered for an allocation of Units in the Offering. Such Forms may be obtained by contacting the Manager.

13.	Liability

The authorization and instruction to subscribe for Units granted to the Company and Manager (or those authorised and appointed by them) under this Agreement is irrevocable and without reservations, and the Applicant is obligated to indemnify the Company and the Manager for any demands and/or claims connected to the execution of the authorization and instruction. The Company and the Manager hereby expressly disclaims any liability whatsoever towards the Applicant in connection with the Offering, including with respect to this authorization and instruction to subscribe for Units.

14.	Authority

The Applicant has full power and authority to execute and deliver this Agreement and to apply for and purchase Units and is authorized to pay all amounts it has committed to pay subject to the satisfaction of the terms stated herein for completion of the Offering.

The Applicant’s obligation to pay for the Allocated Units shall apply even if the Applicant should not have the right to apply for and/or purchase the Allocated Units. In such event, the Applicant shall nonetheless pay the Purchase Amount, and shall notify the Company as to whom the Allocated Units shall be delivered.

15.	Assignment

The representations, confirmations, acknowledgements and waivers given by the Applicant in this Agreement (including those relating to governing law and jurisdiction) are given for the benefit of each of the Company, the Manager, and their respective Representatives, and are intended to be enforceable by each of the Company, the Manager, and their respective Representatives, without the prior consent of any other party hereto.

The Applicant may not assign or novate this Agreement without the prior written consent of the Company (which the Company may refuse at its absolute discretion).

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16.	Contract rights

There are no warranties, assurances, covenants or undertakings (express, implied, statutory or otherwise) given by or on behalf of the Company and/or the Manager, and/or their respective Representatives, other than those expressly set forth, described or referred to in this Agreement and the Applicant acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated herein. All warranties implied by law are hereby waived.

Without prejudice to the generality of the above clause, the Applicant shall not have any claim or remedy in respect of any form of misrepresentation or any untrue statement (whether negligent or otherwise and whether made at any time prior to expiry of the Application Period and/or in this Agreement).

17.	Waiver

Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

18.	Entire Agreement

This Agreement contains the entire agreement between the Applicant, the Company and the Manager relating to the subject matter of this Agreement, and supersedes all prior written or oral discussions, negotiations and agreements among them regarding such matters. Otherwise than provided herein, no modifications of this Agreement or waiver of the terms and conditions hereof will be binding upon the Applicant, the Company and/or the Manger unless approved in writing by each of the Applicant, the Company and the Manager.

Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

19.	Governing law

This Agreement shall be governed by, and construed in accordance with, Norwegian Law.

In relation to any legal action or proceedings to be taken, arising out of or in connection with this Agreement (“Proceedings”), each of the Company, the Manager and the Applicant irrevocably submits to the exclusive jurisdiction of the Norwegian courts with Oslo District Court as legal venue, and waives any objections to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

7 January 2011

Glen Rose Petroleum Corporation	ABG Sundal Collier Norge ASA

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Appendix 1

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CERTIFICATE OF INCORPORATION OF GLEN ROSE PETROLEUM CORPORATION

CERTIFICATE OF MERGER OF GLEN ROSE PETROLEUM CORPORATION

ARTICLES OF MERGER OF UNITED HERITAGE CORPORATION A Utah Corporation (the non-surviving corporation) and GLEN ROSE PETROLEUM CORPORATION A Delaware Corporation
(the surviving corporation)

GLEN ROSE PETROLEUM CORPORATION AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK

BYLAWS OF GLEN ROSE PETROLEUM CORPORATION

WRITTEN CONSENT TO ACTION OF THE BOARD OF DIRECTORS OF GLEN ROSE PETROLEUM CORPORATION – AMENDMENT TO THE BYLAWS

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CERTIFICATE OF INCORPORATION
OF
Glen Rose Petroleum Corporation

FIRST: The name of the corporation is: Glen Rose Petroleum Corporation

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of authorized shares which the corporation is authorized to issue 20,000,000 shares of common stock having a par value of $ 0.001000 per share and 1,000,000 shares of preferred stock having a par value of  $0.001000 per share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Richard H. Bell in care of Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958-9766.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 22nd day of May, 2008.

Signed and Attested to by:	/s/ Richard H. Bell
Richard H. Bell, Incorporator
HARVARD BUSINESS SERVICES, INC.

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CERTIFICATE OF MERGER

OF

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(the surviving corporation)

and

UNITED HERITAGE CORPORATION
A Utah Corporation
(the non-surviving corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is United Heritage Corporation, a Utah corporation.

SECOND:  The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation is Glen Rose Petroleum Corporation, a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The authorized stock and par value of the non-Delaware corporation is 125,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.0001 par value of which 176,000 shares constitute Series A Preferred Stock, 40,000 shares constitute Series B-1 Preferred Stock and 60,000 shares constitute Series B-2 Preferred Stock.

SIXTH:  The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by Glen Rose Petroleum Corporation, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above.

SEVENTH:  The Agreement and Plan of Merger is on file at Suite 200, One Energy Square, 4825 Greenville Avenue, Dallas, Texas 75206, an office of the surviving corporation.

EIGHTH:  A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the surviving corporation, Glen Rose Petroleum Corporation, has caused this certificate to be signed by an authorized officer, this day of 2008.

By:
Paul D. Watson
Chief Executive Officer

9

ARTICLES OF MERGER

OF

UNITED HERITAGE CORPORATION
A Utah Corporation
(the non-surviving corporation)

and

GLEN ROSE PETROLEUM CORPORATION
A Delaware Corporation
(the surviving corporation)

ARTICLE I – Surviving Corporation

The name of the subsidiary corporation, which is the corporation surviving the merger described herein (the “Merger”), is Glen Rose Petroleum Corporation (the “Subsidiary”).  The Subsidiary is a foreign corporation incorporated on May 22, 2008 and existing pursuant to the provisions of the Delaware General Corporation Law.

ARTICLE II – Non-Surviving Corporations

The name of the parent corporation, which is the non-surviving corporation, is United Heritage Corporation, a Utah corporation (the “Parent”).  The Parent is a domestic corporation incorporated on April 30, 1981 and existing pursuant to the provisions of the Utah Revised Business Corporation Act.

ARTICLE III – Agreement and Plan of Merger

The Agreement and Plan of Merger containing such information as is required by § 16-10a-1101 of the Utah Revised Business Corporation Act is set forth in Exhibit A, attached hereto and made a part hereof.

ARTICLE IV – Amendment to Articles of Incorporation

The Certificate of Incorporation of the Subsidiary shall, on the Merger becoming effective, be and constitute the Certificate of Incorporation of the surviving corporation.

ARTICLE V – Manner of Adoption and Vote of Surviving Corporation
Pursuant to §16-10a-1104(3) of the Utah Revised Business Corporation Act, a vote of the shareholders of the Subsidiary is not required with respect to the Merger.

ARTICLE VI – Manner of Adoption and Vote of Non-Surviving Corporation
The designation of the voting group of the Parent that voted on the Agreement and Plan of Merger was Common Stock.  No shares of Preferred Stock are issued and outstanding.

The number of outstanding shares of the Parent’s Common Stock and the number of votes entitled to be cast by the holders of such shares, as of February 29, 2008, was 7,246,850.  The number of undisputed votes of the Parent’s Common Stock voting group cast for the Agreement and Plan of Merger was 3,887,999.  The number of votes cast for the Agreement and Plan of Merger by the only voting group entitled to vote was sufficient for approval by that voting group.

ARTICLE VII – Ownership of Parent
Immediately prior to the Merger, the Parent owned at least 90% of the outstanding shares of each class of the Subsidiary.

10

ARTICLE VIII – Effective Date of Merger
The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by the Subsidiary, and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law.  The Merger shall become effective upon the later to occur of (a) or (b) above.  The effective date of the Merger complies with §16-10a-1104(5) of the Utah Revised Business Corporation Act.
In witness whereof, the undersigned, being the President of the Subsidiary, which is the surviving corporation, executes these Articles of Merger subject to penalties of perjury that the statements contained herein are true on this 5th day of June 2008.

Joseph F. Langston Jr., President

11

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of June 5, 2008, is made and entered into by and between United Heritage Corporation, a Utah corporation (the “Parent”) and Glen Rose Petroleum Corporation, a Delaware corporation (the “Subsidiary”).
RECITALS:
A.           The Parent is a corporation organized and existing under the laws of the State of Utah.
B.           The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.
C.           The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Utah Revised Business Corporation Act (the “Utah Act”) and the Delaware General Corporation Law (the “Delaware Law”) upon the terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.
ARTICLE I
PRINCIPAL TERMS OF THE MERGER
SECTION 1.1.  Merger.  On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the “Surviving Corporation”) shall operate under the name “Glen Rose Petroleum Corporation” by virtue of, and shall be governed by, the laws of the State of Delaware.  The address of the registered office of the Surviving Corporation in the State of Delaware will be 16192 Coastal Highway, Lewes, Delaware 19958-9776, County of Sussex.
SECTION 1.2.  Certificate of Incorporation of the Surviving Corporation.  The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof (without change, unless and until amended in accordance with applicable law).

SECTION 1.3.  Bylaws of the Surviving Corporation.  The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.
SECTION 1.4.  Directors and Officers.  At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware Law, until his or her successor is duly elected or appointed and qualified.
ARTICLE II
CONVERSION, CERTIFICATES AND PLANS
SECTION 2.1.  Conversion of Shares.  At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:
(a)           Common Stock.  Each share of the Parent’s common stock, $0.001 par value per share (the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.001 par value per share (the “Surviving Corporation’s Common Stock”).
(b)           Options and Warrants.  Each option or warrant to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of the Parent’s Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(e)           Other Rights.  Any other right, by contract or otherwise, to acquire shares of the Parent’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of the Parent’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediaely prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.
(f)           Cancellation of Subsidiary Shares Held by Parent.  Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.
SECTION 2.2.  Stock Certificates.  At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent’s Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of the Parent’s Common Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent’s Common Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation’s Common Stock evidenced by such outstanding certificate as provided above.
SECTION 2.3.  Employee Benefit and Compensation Plans.  At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation.  To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s Common Stock.
ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES
SECTION 3.1.  Effects of the Merger.  At the Effective Date of the Merger, the Merger shall have the effects specified in the Utah Act, the Delaware Law and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
SECTION 3.2.  Additional Actions.  If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.  The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

ARTICLE IV
APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE
SECTION 4.1.  Approval.  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Utah law.  As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Utah and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Utah and Delaware.  The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Utah or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.
SECTION 4.2.  Amendments.  The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.
ARTICLE V
MISCELLANEOUS
SECTION 5.1.  Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Utah and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.
SECTION 5.2.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.
SECTION 5.3.  Descriptive Headings.  The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.
SECTION 5.4.  Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Utah apply to the Merger.
IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

UNITED HERITAGE CORPORATION,
a Utah corporation
By:	/s/ Joseph F. Langston Jr.
Joseph F. Langston Jr., President
GLEN ROSE PETROLEUM CORPORATION,
a Delaware Corporation
By:	/s/ Joseph F. Langston Jr.
Joseph F. Langston Jr., President

GLEN ROSE PETROLEUM CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES D CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

        The undersigned, Andrew Taylor-Kimmins, does hereby certify that:

                1. He is the President and CEO of Glen Rose Petroleum Corporation, a Delaware corporation (the “Corporation”).

                2. The Corporation is authorized to issue 1,000,000 shares of preferred stock, of which at least 15,000 shares have not been issued.

                3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

        WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of, 15,000 shares of the preferred stock which the Corporation has the authority to issue, to be designated as “Series D Convertible Preferred Stock”, and

        WHEREAS, on or about December 22, 2010, the Board of Directors caused to be filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Original Designation”); and

        WHEREAS, the Board of Directors wishes to Amend and Restate the Original Designation in its entirety as set forth herein;

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.             Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iii).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that this Certificate of Designation is effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Fundamental Transaction” shall have the meaning set forth in Section 7(c).

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

 “New York Courts” shall have the meaning set forth in Section 9(d).

“Other Securities” means the Common Stock and all other Common Stock Equivalents or other securities of the Corporation.

“Per Share Purchase Price” equals $300, for each share of Series D Convertible Preferred Stock; provided, however, that for purposes of the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock, it shall mean $0.30 per share of the Company’s common stock (the “Conversion Price”) as of the date hereof, and otherwise refers to the price per share of the Company’s common stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Application Form, dated on or about  January 7, 2011, between the Corporation and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall mean the Purchase Agreement, together with  the Series X Warrants and the Series XI Warrants.

“Warrants” shall mean the Series X Warrants of the Corporation and the Series XI Warrants of the Corporation.

Section 2.            Designation, Amount and Par Value. The series of preferred stock designated by this Certificate shall be designated as the Corporation’s Series D Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 15,000 (which shall not be subject to increase without the written consent of the holders of the issued and outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share.

Section 3.             Dividends.  Holders shall not be entitled to receive any dividends in respect of the  Preferred Stock, unless and until specifically declared by the Board of Directors of the Corporation to be payable to the Holders of the  Preferred Stock.

Section. 4. Voting Rights. Each share of the Preferred Stock shall have 1,000 votes and shall vote in the same class as the common shares. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing; provided, however, that the Corporation shall proceed to file an amendment to its certificate of incorporation that will increase the number of authorized common shares from 20 million shares to not less than 125 million shares nor more than 150 million shares and the number of authorized preferred shares from 1 million shares to 5 million shares.

Section 5.            Liquidation. Except as otherwise required by law, the Preferred Stock shall not have any preference upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”) but shall be treated pari passu with all other preferred and common shares of the Corporation.

Section 6.             Conversion.

a)           Conversions at Option of Holder. Each share of Preferred Stock will automatically convert into 1,000 shares of Common Stock (the “Conversion Ratio”) on the date (the “Conversion Date”) that the Secretary of State of the State of Delaware confirms the filing of an amendment to the Corporation’s Articles of Incorporation increasing its authorized common stock to not less than 125 million shares nor more than 150 million shares.

b)           The Common Stock issued to each Holder upon conversion of the Preferred Stock will bear the following legend:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

c)           Mechanics of Conversion

i.           Delivery of Certificate Upon Conversion. Not later than three Trading Days after the Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which, on or after the Effective Date, shall contain appropriate restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock. In the event of a conversion on or after the date that is 190 days after the issuance of the Preferred Stock, the Corporation shall, upon request of such Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii.           Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.  The Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(c) (i) on the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each share of Preferred Stock being converted, $3.00 per Trading Day for each Trading Day after such fifth (5th) Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The Exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

iv.           Shares Issuable Upon Conversion. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.   As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.             Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock, or in the event that clause (D) of this Section 7(a) shall apply shares of reclassified capital stock, outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           [RESERVED];

c)           Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(c) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

d)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

e)           Notice to the Holders.

i.           Adjustment to Conversion Ratio.  Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Participation by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  Each Holder shall have the same rights in respect of any of the above as the holder of Common Stock, as if the Preferred Stock had been converted on the date that such notice is delivered to the holders of the Common Stock and Preferred Stock.

Section 8.             Negative Covenants.  As long as any shares of Preferred Stock are outstanding, unless the holders of the then issued and outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Effective Date) to, directly or indirectly, amend this Certificate of Designation.

Section 9.             Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number +41 22 819 1996, Attention: Chief Financial Officer or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)           Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)           Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation.  Any waiver by the Corporation or a Holder must be in writing.

f)           Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)           Status of Converted Preferred Stock.  If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

        IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Designation this 6th day of January 2011 (the “Effective Date”).

/s/ Andrew Taylor-Kimmins
Name: Andrew Taylor-Kimmins
Title: President and CEO

BYLAWS
OF
GLEN ROSE PETROLEUM CORPORATION

ARTICLE I — OFFICES

1. REGISTERED OFFICE AND AGENT
The registered office and registered agent of Glen Rose Petroleum Corporation (“Corporation”) shall be as set forth in the Corporation’s Certificate of Incorporation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State.

2. PRINCIPAL OFFICE
The principal office of the Corporation may be located either within or without the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time.

3. OTHER OFFICES
The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

ARTICLE II — SHAREHOLDERS

1. ANNUAL MEETING
The annual meeting of shareholders shall be held on the date and time set by the Board of Directors in a notice of meeting or in a duly executed waiver of notice, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The annual meeting may be called by resolution of the Board of Directors or by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. If the election of directors is not held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of the annual meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

2. SPECIAL SHAREHOLDERS’ MEETINGS
Special meetings of the shareholders may be called by the Board of Directors, the President, the Secretary, or by the holders of at least forty (40) percent of all the shares entitled to vote at the proposed special meeting, unless the Corporation’s Certificate of Incorporation provide for a number of shares greater than or less than forty (40) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Certificate of Incorporation.

Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Any person or persons entitled hereunder to call a special meeting of shareholders may do so only by written request sent by certified mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten days from the date of its receipt cause notice of the meeting to be given in the manner provided by these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within ten days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

3. PLACE OF MEETING
Meetings of the shareholders shall be held either at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders, by means of remote communication may participate in a meeting of shareholders; and, may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by Section 211(a)(2) of the Delaware General Corporation Law.

4. NOTICE OF SHAREHOLDERS’ MEETING
Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Chief Executive Officer, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

The Corporation shall notify each shareholder, whether or not entitled to vote, of any meeting of shareholders at which a plan of merger or exchange is to be submitted for approval in accordance with Section 251 of the Delaware General Corporation Law. The notice shall be given at least 20 days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or exchange and shall contain or be accompanied by a copy or summary of the plan.

Written or printed notice setting forth any proposed amendment to the Certificate of Incorporation or a summary of the changes to be effected thereby shall be given to each shareholder of record entitled to vote thereon within the time and in the manner provided in the Delaware General Corporation Law for the giving of notice of meetings of shareholders. If the meeting be an annual meeting, the proposed amendment or such summary may be included in the notice of such annual meeting.

Any notice required to be given to any shareholder, under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12 month period have been mailed to that person, addressed at the shareholder’s address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth the shareholder’s then current address, the requirement that notice be given to that person shall be reinstated.

Notice by Electronic Transmission: On consent of a shareholder, notice from the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

Glen Rose Petroleum Corporation Bylaws	Page 3 of 24

5. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

6. FIXING RECORD DATES CONSENTS TO ACTION
Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.

Glen Rose Petroleum Corporation Bylaws	Page 4 of 24

Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

7. VOTING LISTS
The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

8. VOTING OF SHARES AND PROXIES
Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except: (a) to the extent that the Certificate of Incorporation of the Corporation provides for more or less than one vote per share or (if and to the extent permitted by the Delaware General Corporation Law) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by the Delaware General Corporation Law.

Shares of its own stock owned by the Corporation or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Glen Rose Petroleum Corporation Bylaws	Page 5 of 24

Any shareholder may vote either in person or by proxy executed in writing by the shareholder. An electronic transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement or voting trust created under Section 218 of the Delaware General Corporation Law.
An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to Section 2252 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

At each election for directors every shareholder entitled to vote at such election shall have the right (a) to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine; provided, however, that when any foreign corporation without a permit to do business in this State lawfully owns or may lawfully own or acquire stock in a Delaware corporation, it shall not be unlawful for such foreign corporation to vote said stock and participate in the management and control of the business and affairs of the Corporation, as other stockholders, subject to all laws, rules and regulations governing Delaware corporations and especially subject to the provisions of the Anti-Trust laws of the State of Delaware.

Glen Rose Petroleum Corporation Bylaws	Page 6 of 24

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name.
Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.
Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge or voluntary or involuntary transfer of shares.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Incorporation or these Bylaws.
Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy objects, in which case written ballots shall be used.

9. QUORUM OF SHAREHOLDERS
With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy, unless otherwise provided by law or the Certificate of Incorporation. Notwithstanding anything to the contrary in these Bylaws or the Certificate of Incorporation, in no event shall a quorum of the shareholders consist of less than one-half (1/2) of the shares entitled to vote.

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After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time, date, and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted at the original meeting. If, however, following the adjournment, the Board fixes a new record date for the reconvened meeting, a notice of the reconvened meeting shall be given as stated in Article II, Section 4 of these Bylaws above to each shareholder of record on the new record date entitled to vote at such meeting.

10. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

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11. FIXING RECORD DATES CONSENTS TO ACTION
Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section A of Article 9.10 of the Delaware General Corporation Law. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

12. VOTING LISTS
The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

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13. ACTION BY SHAREHOLDERS WITHOUT MEETING
Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

If the Corporation’s Certificate of Incorporation so provides, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.
Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holder of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in a manner required by these Bylaws, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

An electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding the preceding paragraph of this section, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

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Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.
Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

14. REDEMPTION OF SHARES
The Corporation shall have the power to redeem the shares of any shareholder, or the shares of a deceased shareholder, upon such terms as may be agreed upon by the Board of Directors and such shareholder or the shareholder’s personal representative, or at such price and upon such terms as may be provided in the Certificate of Incorporation, these Bylaws, or any applicable stock purchase or redemption agreement.

ARTICLE III — DIRECTORS

1. BOARD OF DIRECTORS
To the extent not limited or prohibited by law, the Certificate of Incorporation or these Bylaws, the powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Delaware or shareholders of the Corporation unless the Certificate of Incorporation or these Bylaws so require.

In the discharge of any duty imposed or power conferred upon a director, including as a member of a committee, a director, may in good faith and with ordinary care, rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the Corporation; (2) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of Directors of which the director is not a member.

A director is not relying in good faith within the meaning of this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.

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2. NUMBER AND ELECTION OF DIRECTORS
The number of directors shall be not less than three (3) or more than nine (9) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or resolution adopted by the Board of Directors or by the shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

3. REMOVAL
Except as otherwise provided by the Delaware General Corporation Law, these Bylaws or the Certificate of Incorporation, at any meeting of shareholders called expressly for that purpose any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority, of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the Bylaws. Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group.

4. RESIGNATION
A director may resign by providing notice in writing or by electronic transmission of such resignation to the Corporation. The resignation shall be effective upon the date of receipt of the notice of resignation or the date specified in such notice. Acceptance of the resignation shall not be required to make the resignation effective.

5. VACANCIES AND INCREASE IN NUMBER OF DIRECTORS
Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders.

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Notwithstanding the above, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Incorporation.

6. ANNUAL MEETING OF DIRECTORS
Immediately following each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting. The time and place of the annual meeting of the Board of Directors may be changed by resolution of the Board of Directors.

7. REGULAR MEETING OF DIRECTORS
Regular meetings of the Board of Directors may be held with or without notice at such time and place as may be from time to time determined by the Board of Directors.

8. SPECIAL MEETINGS OF DIRECTORS
The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or Chief Executive Officer or by twenty-five percent (25%) of the members of the Board of Directors. Such special meeting shall be held at the date and time specified in the notice of meeting.

9. PLACE OF DIRECTORS’ MEETINGS
All meetings of the Board of Directors shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be specified in the notice of meeting or executed waiver of notice.

10. NOTICE OF DIRECTORS’ MEETINGS
All special meetings of the Board of Directors shall be held upon not less than one day’s written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the Chief Executive Officer, the President or the Secretary or the officer or person calling the meeting. Annual and regular meetings of the Board of Directors may be held with or without notice.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate notice. The director may revoke this consent by written notice to the Corporation. The director’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action. An affidavit of the Secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given. Notice under this section is deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director.

11. QUORUM OF DIRECTORS
A majority of the number of directors fixed by, or in the manner provided in, the Certificate of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Certificate of Incorporation or these Bylaws. In no case may the Corporation’s Certificate of Incorporation or these Bylaws provide that less than one-half of the number of directors so fixed constitute a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation or these Bylaws.

A director who has a direct or indirect interest in a matter to be voted on at a meeting of the Board of Directors may be counted in determining whether a quorum is present.

12. COMPENSATION
Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board or Directors. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for such services. Member of committees may be allowed similar compensation and reimbursement of expenses for attending committee meetings.

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13. UNANIMOUS WRITTEN CONSENT OF DIRECTORS OR COMMITTEE MEMBERS
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. An electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

14. COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Certificate of Incorporation or the Bylaws, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Delaware General Corporation Law.

A majority of the number of committee members fixed by the Board of Directors shall constitute a quorum for the transaction of business by the Committee. The act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the Committee.

A committee member who has a direct or indirect interest in a matter to be voted on at a meeting of the Commitee may be counted in determining whether a quorum is present.
No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(1) amending the Certificate of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Section 141 of the Delaware General Corporation Law;

(2) approving a plan of merger, share exchange, or conversion of the Corporation;

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(3) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;
(4) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;
(5) amending, altering, or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation;
(6) filling vacancies in the Board of Directors;
(7) filling vacancies in or designating alternate members of any such committee;
(8) filling any directorship to be filled by reason of an increase in the number of directors;
(9) electing or removing officers of the Corporation or members or alternate members of any such committee;
(10) fixing the compensation of any member or alternate members of such committee; or
(11) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

Unless the resolution designating a particular committee, the Certificate of Incorporation, or the Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
Committees appointed by the Board of Directors may appoint Subcommittees to take the actions delegated to the Committee by the Board of Directors.

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ARTICLE IV — OFFICERS
1. NUMBER OF OFFICERS
The officers of the Corporation shall consist of a Chief Executive Officer, a President, Chief Financial Officer and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Any two (2) or more offices may be held by the same person.

2. ELECTION OF OFFICERS
All officers shall be elected at the annual meeting of the Board of Directors. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary.
All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

3. POWERS OF OFFICERS
Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to that office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The Chief Executive Officer or the President may secure the fidelity of any and all officers by bond or otherwise.

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

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In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more other officers or employees of the Corporation including members of the Board of Directors; or (2) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.

An officer is not relying in good faith within the meaning of this section if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this subsection unwarranted.

4. CHIEF EXECUTIVE OFFICER and PRESIDENT
The Chief Executive Officer (“CEO”) shall be the chief executive officer of the Corporation. The CEO or the President shall preside at all meetings of all directors and shareholders. Such officers shall see that all orders and resolutions of the board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the CEO or the President, or on any other officers of the Corporation.

The CEO, President or any Vice-President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation. When authorized by the board, the CEO, President or any Vice-President may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. The CEO, President or any Vice-President shall sign certificates of stock.
The CEO or President shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5. VICE-PRESIDENTS
The Vice-President, or Vice-Presidents, if any shall be appointed , in order of their rank as fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and they shall perform such other duties as the Board of Directors shall prescribe.

6. THE SECRETARY AND ASSISTANT SECRETARIES
The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

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The Assistant Secretaries shall in order of their rank as fixed by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.
In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the Chief Executive Officer, the President or by the Board of Directors.

7. THE CHIEF FINANCIAL OFFICER AND TREASURER
The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Chief Financial Officer shall keep and maintain the Corporation’s books of account and shall render to the Chief Executive Officer, the President, if the President is not the same individual as the Chief Financial Officer, and directors an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and exhibit the books, records and accounts to the Chief Executive Officer, the President or directors at any time. The Chief Financial Officer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer, and present to the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer, for his or her attention any requests for disbursing funds if in the judgment of the Chief Financial Officer any such request is not properly authorized. The Chief Financial Officer shall perform such other duties as may be directed by the Board of Directors or by the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer.

If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

The Treasurer, if one shall be appointed, shall, in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer, and they shall perform such other duties as the Board of Directors shall prescribe.

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ARTICLE V — SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1. CERTIFICATES OF STOCK
Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman and Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary of the corporation, bearing the corporate seal or a facsimile thereof certifying the number of shares owned by him in the corporation.
Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman and Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

2. LOST CERTIFICATES
The Secretary, Chief Financial Officer or Treasurer who has charge of the transfer and issuance of stock of the corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation allegedly lost, upon the submission by the owner of such lost or destroyed certificate, or his legal representative, to the corporation of a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFERS OF STOCK
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4. REGISTERED STOCKHOLDERS
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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5. UNCERTIFICATED SHARES
The board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

ARTICLE VI — DIVIDEND AND DISTRIBUTIONS

1. DECLARATION
The Board of Directors may declare at any annual, regular or special meeting of the Board of Directors and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Delaware.

2. RESERVES
The Board of Directors may by resolution, create a reserve or reserves out of the Corporation’s surplus or designate or allocate any part or all of the Corporation’s surplus in any manner for any proper purpose or purposes, including but not limited to creating a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

ARTICLE VII — INDEMNIFICATION AND INSURANCE

1. INDEMNIFICATION
The Corporation shall, to the fullest extent permitted by and pursuant to the provisions of the Delaware General Corporation Law, indemnify and advance expenses to any person: (1) who is or was a director of the Corporation; (2) who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity; (3) who is or was an officer of the Corporation; (4) who is or was an employee of the Corporation; (5) who is or was an agent of the Corporation; and (6) who is not or was not an officer, employee, or agent of the Corporation but who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

Glen Rose Petroleum Corporation Bylaws	Page 21 of 24

2. INSURANCE
The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

ARTICLE VIII — MISCELLANEOUS

1. INFORMAL ACTION
Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of a Board of Directors’ committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of a Board of Directors’ committee, as the case may be, entitled to vote with respect to the subject matter thereof.

An electronic transmission by a shareholder, director or member of a Board of Directors’ committee consenting to an action to be taken and transmitted by a shareholder, director or member of a Board of Directors’ committee is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder, director or member of a Board of Directors’ committee and the date on which the shareholder, director or member of a Board of Directors’ committee transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

Glen Rose Petroleum Corporation Bylaws	Page 22 of 24

2. WAIVER OF NOTICE
Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

3. USE OF ELECTRONIC TRANSMISSION
The Corporation is authorized to use “electronic transmissions” as defined in the Delaware General Corporation Law to the full extent allowed by said Act, including, but not limited to the purposes of notices, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

“Electronic transmission” means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

4. MEETINGS BY TELEPHONE CONFERENCE OR OTHER REMOTE COMMUNICATIONS TECHNOLOGY
Subject to the provisions for notice required by these Bylaws and the Delaware General Corporation Law for notice of meetings, directors and shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Or, another suitable electronic communications system may be used including videoconferencing technology or the Internet, but only if, each director or shareholder entitled to participate in the meeting consents to the meeting being held by means of that system and the system provides access to the meeting in a manner or using a method by which each director and shareholder participating in the meeting can communicate concurrently with each other participant. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5. SEAL
The Corporation may adopt a corporate seal in such form as the Board of Directors may determine. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Glen Rose Petroleum Corporation Bylaws	Page 23 of 24

6. CHECKS, DRAFTS, ETC.
All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

7. FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE IX — CONSTRUCTION

1. PRONOUNS AND HEADINGS
All personal pronouns used in these Bylaws shall include the other gender whether used in masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate. All headings herein are for the parties’ convenience only and neither limit nor amplify the provisions of this Agreement.

2. INVALID PROVISIONS
If any one or more of the provisions of these Bylaws, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any such provision shall not be affected thereby.

3. REFERENCES TO EXISTING STATUTES
References in these Bylaws to any existing statute also include any successor law to such statute.

ARTICLE X — AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws, unless the Certificate of Incorporation or the Delaware General Corporation Law reserves the power exclusively to the shareholders in whole or part, or the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

Adopted by the Board of Directors on May ____, 2008

Secretary
ATTEST:

Glen Rose Petroleum Corporation Bylaws	Page 24 of 24

WRITTEN CONSENT TO ACTION
OF THE
BOARD OF DIRECTORS
OF
GLEN ROSE PETROLEUM CORPORATION

(a Delaware Corporation)

The undersigned, being all of the directors of Glen Rose Petroleum Corporation, a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Section 141(f) of the Delaware General Corporation Law, do hereby adopt the following resolutions by written consent as of March 2. 2010.

Amendment to Bylaws

WHEREAS, the Transaction Documents provide that the Corporation's Bylaws shall be amended to provide that Iroquois Capital Opportunity Fund, LP or its assignee may designated a Nominated Director to require certain approvals of the Nominated Director for certain actions by the Corporation;

WHEREAS, the Transaction Documents provide for Iroquois Capital Opportunity Fund, LP to designate a director to be nominated to the Board of Directors to serve as a Nominated Director as defined by the Corporation's bylaws;

WHEREAS, by unanimous written consent of the Board of Directors, the bylaws were previously amended on February 25, 2010 to provide that Iroquois Capital Opportunity Fund, LP or its assignee may designated a Nominated Director to require certain approvals of the Nominated Director for certain actions by the Corporation;

WHEREAS, it is proposed that Article III, Section be further amended to add additional language regarding the resignation or other removal of the nominated director;

NOW, THEREFORE, BE IT

RESOLVED, that the Bylaws of the Corporation are amended pursuant to Article X of the Bylaws to revise Section 15 of Article Ill as follows:

15. NOMINATED DIRECTOR

As referenced in a subscription agreement entered into on February 25, 2010 ("Subscription Agreement") relating to the issuance of Secured Convertible Promissory Notes ("Secured Convertible Promissory Notes") to Iroquois Capital Opportunity Fund, LP and other subscribers, Iroquois Capital Opportunity Fund, LP shall be permitted, upon written notice thereof delivered to the Secretary or other officer of the Corporation (the "Director Nomination Notice"), to nominate one (1) director to the Board of Directors of the Corporation, ("Nominated Director") which director shall begin to serve immediately as a director of the Corporation after the delivery of the Director Nomination Notice and the acceptance of such position by that Nominated Director. The Nominated Director:

(i)
shall be appointed through the Director Nomination Notice consistent with this Article III, Section 15 of the Corporation's Bylaws and may not be removed or amended by a vote of the Corporation's common stock shareholders; and

(ii)	shall he entitled to one vote in connection with any matter subject to a vote or other approval of such Board of Directors (with each remaining directors entitled to one vote each).

In the event there is any vacancy created by the death, resignation or other removal of the nominated director, including but not limited to the non-re-election and/or non-approval by the Shareholders, Iroquois Capital Opportunity Fund, LP or its assignee of such rights shall have the right to nominate a replacement Nominated Director, which director shall begin to serve immediately as a director of the Corporation and whose directorship shall be subject to election in accordance with the Corporation's and Subsidiary's articles of incorporation at the next held general meeting. The Nominated Director shall be entitled to and shall receive the same compensation, reimbursement, insurance, benefit, protections and rights as the other directors of the Corporation and Subsidiary. The actions and advice of any person serving as a Nominated Director pursuant to this Article III, Section 15 of the Corporation's Bylaws as a director at meetings of a Board of Directors shall be construed to be the actions and advice of that person alone and not be construed as actions of the Iroquois Capital Opportunity Fund, LP, its assignee or any subscriber under the Subscription Agreement. The holders of Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. At least two of the board members of the Corporation elected by the Common Stock holders shall he independent directors.

The Board of Directors may not approve any of the following matters without a vote of a majority of directors with said majority including the Nominated Director if such Nominated Director has been nominated pursuant to this Article III, Section 15 of the Corporation's Bylaws and accepted the appointment:

(i)           the Corporation's or Subsidiary's annual budget;

(ii)	acquisition or disposition of material assets, outside the ordinary course of business;

(iii)	formation or dissolution of the Corporation or a subsidiary of the Corporation;

(iv)
expenditure of or incurring of an obligation of $20,000 or more for a single purpose during any consecutive twelve month period unless such expenditure has been approved in a budget approved by the board of directors of the Corporation or Subsidiary ("single purpose" may include an approved general plan of operations relating to oil and gas production and shall not be a reference to the engagement of any single vendor in connection with such approved general plan of operations relating to oil and gas production), provided such expenditure has been approved in a budget approved by the board of directors of the Corporation and Subsidiary, as applicable;

(v)	open or close any account with any financial institution;

(vi)	initiation or settlement of any litigation, arbitration or judicial proceeding; and

(vii)	the issuance of any equity of the Corporation or right to receive or acquire any equity of the Corporation, or modification of any of the foregoing outstanding at any time.

This Article III, Section 15 of the Corporation's Bylaws shall be effective while the Secured Convertible Promissory Notes are outstanding and shall thereafter have no effect.

RESOLVED, that the officers of the Corporation he, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and to execute and deliver all other documents and to effect all such other filings or registrations which the officer or officers acting shall determine are necessary or proper to effect the action authorized by these resolutions; and

RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[SIGNATURES FOLLOW]

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated as of March 2, 2010                                                               DIRECTORS:

/s/ Paul K. Hickey
Paul K. Hickey

/s/ Theodore D. Williams
Theodore D. Williams

/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins

/s/ Martin Chopp
Martin Chopp

Appendix 2

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

SERIES X COMMON STOCK PURCHASE WARRANT

 GLEN ROSE PETROLEUM CORPORATION

Warrant Shares: X-__	Issue Date: January __, 2011

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after July 22, 2011 (the “Initial Exercise Date”) and on or prior to the close of business on the second anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), up to _____ shares (the “Warrant Shares”) of the Company’s common stock (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.             Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Application Form (the “Purchase Agreement”), dated the date hereof, between the Company and the Holder.

Section 2.            Exercise.
a)           Exercise of Warrant.  Subject to the provisions of Section 5 hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.40, subject to adjustment hereunder (the “Exercise Price”).

c)           Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

d)           Mechanics of Exercise.

i.            Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to paragraph (vi) below prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the average of the Closing Prices for the 5 Trading Days immediately preceding the date of the applicable Notice of Election), $10 per Trading Day  for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

ii.            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to paragraph (i) above by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.            Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.            Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.            Certain Adjustments.
a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales. Except in the case of any Exempt Issuance, if, within one (1) year after the Issue Date of this Warrant, the Company or any of the Subsidiaries, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share that is less than 75% of the then current Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced to a price equal to the product of (x)  the Base Share Price, and (y) 133.33%.

c)           For purposes hereof, “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock, options or other equity awards to employees, consultants, officers or directors of the Company pursuant to any stock, option or other equity compensation plan or arrangement or written consulting or employment agreement as compensation, (b) securities upon the exercise or exchange of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities in connection with a transaction in which a strategic investor participates, whether or not the same results in a change of control of the Company, where “strategic investor” is deemed to be an investor who has a business that will benefit directly or indirectly by affiliation with the Company and its business and/or technology, or any affiliate of such investor.

d)           [RESERVED]

e)           [RESERVED]

f)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

g)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h)           Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

i)           Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

 Section 4.            Transfer of Warrant.
a)            Transferability.  Subject to the provisions of Section 5 hereof, and subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to the provisions of Section 5 hereof, and subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.      Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e) (i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number +41 22 819 1996, Attention: Chief Financial Officer or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)       Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned or otherwise transferred prior to April 1, 2011, except to the heirs of the Holder, and except that this Warrant and the common stock to be issued upon the exercise of this Warrant may be pledged in connection with a bona fide margin account or other loan secured by this Warrant or the common stock to be issued upon the exercise of this Warrant.

l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holders of at least 67% of the Warrants then outstanding, except as to the Exercise Price or the Termination Date, which may not be amended or waived as to this Warrant without the consent of the Holder of this Warrant.

m)          Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)          Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLEN ROSE PETROLEUM CORPORATION

By:
Name: Andrew Taylor-Kimmins
Title: Chief Executive Officer

NOTICE OF EXERCISE

TO:        GLEN ROSE PETROLEUM CORPORATION

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Common Stock Purchase Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Common Stock Purchase Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:    _____________________________

Holder’s Address:      _____________________________

                                   _____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Common Stock Purchase Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Common Stock Purchase Warrant.

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Appendix 3

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED THEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

SERIES XI COMMON STOCK PURCHASE WARRANT

 GLEN ROSE PETROLEUM CORPORATION

Warrant Shares: XI-__	Issue Date: January __, 2011

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after July 22, 2011 (the “Initial Exercise Date”) and on or prior to the close of business on the third anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), up to _____ shares (the “Warrant Shares”) of the Company’s common stock (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.            Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Application Form (the “Purchase Agreement”), dated the date hereof, between the Company and the Holder.

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 Section 2.            Exercise.
a)            Exercise of Warrant.  Subject to the provisions of Section 5 hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.60, subject to adjustment hereunder (the “Exercise Price”).

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c)           Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

d)           Mechanics of Exercise.

i.            Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to paragraph (vi) below prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the average of the Closing Prices for the 5 Trading Days immediately preceding the date of the applicable Notice of Election), $10 per Trading Day  for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

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ii.            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to paragraph (i) above by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.          Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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Section 3.          Certain Adjustments.
a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales. Except in the case of any Exempt Issuance, if, within one (1) year after the Issue Date of this Warrant, the Company or any of the Subsidiaries, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share that is less than 50% of the then current Exercise Price  (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced to a price equal to the product of (x)  the Base Share Price, and (y) 200%.

c)           For purposes hereof, “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock, options or other equity awards to employees, consultants, officers or directors of the Company pursuant to any stock, option or other equity compensation plan or arrangement or written consulting or employment agreement as compensation, (b) securities upon the exercise or exchange of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities in connection with a transaction in which a strategic investor participates, whether or not the same results in a change of control of the Company, where “strategic investor” is deemed to be an investor who has a business that will benefit directly or indirectly by affiliation with the Company and its business and/or technology, or any affiliate of such investor.

d)            [RESERVED]

e)            [RESERVED]

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f)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

g)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h)           Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

i)           Notice to Holder.

i.           Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.           Transfer of Warrant.
a)           Transferability.  Subject to the provisions of Section 5 hereof, and subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to the provisions of Section 5 hereof, and subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.          Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e) (i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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d)           Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number +41 22 819 1996, Attention: Chief Financial Officer or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)       Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned or otherwise transferred prior to April 1, 2011, except to the heirs of the Holder, and except that this Warrant and the common stock to be issued upon the exercise of this Warrant may be pledged in connection with a bona fide margin account or other loan secured by this Warrant or the common stock to be issued upon the exercise of this Warrant.

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l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holders of at least 67% of the Warrants then outstanding, except as to the Exercise Price or the Termination Date, which may not be amended or waived as to this Warrant without the consent of the Holder of this Warrant.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLEN ROSE PETROLEUM CORPORATION

By:
Name: Andrew Taylor-Kimmins
Title: Chief Executive Officer

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NOTICE OF EXERCISE

TO:      GLEN ROSE PETROLEUM CORPORATION

(3)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Common Stock Purchase Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

(4)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________
The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Common Stock Purchase Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:    _____________________________

Holder’s Address:      _____________________________

                                   _____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Common Stock Purchase Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Common Stock Purchase Warrant.

Appendix 4
Risks Relating to Our Business

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $2,509,790 and $2,181,974 for the years ended March 31, 2010 and 2009, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We do not have sufficient revenues to fund our current operations.

UHC Petroleum Corporation does not earn enough money from our oil and gas sales to pay its operating expenses. Due to our substantial losses and our working capital deficit, we may be unable to continue as a going concern. If we do not obtain additional capital, we will be required to severely curtail, or to completely cease operations. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Our independent auditor, has included in its report on our financial statements a paragraph stating that that we may be unable to continue as a going concern.

We have experienced net losses and negative cash flows from operations. We sustained a net loss of $2,509,790 for fiscal year ended March 31, 2010. We have an accumulated deficit of $50,942,560. We sold most of our proved reserves in 2007 and we currently do not have significant revenue producing assets. In addition, we have limited capital resources. All of these factors raise substantial doubt about our ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of these uncertainties. As noted in an explanatory paragraph in the report of our independent certified public accountants, on our consolidated financial statements for the year ended March 31, 2010 these conditions have raised substantial doubt about our ability to continue as a going concern.

Natural gas and oil drilling is a speculative activity and involves numerous risks and substantial and uncertain costs that could adversely affect us.

An investment in us should be considered speculative due to the nature of our involvement in the exploration for, and the acquisition, development and production of, oil and natural gas in North America. Oil and gas operations involve many risks, which even a combination of experience and knowledge and careful evaluation may not be able to overcome. There is no assurance that commercial quantities of oil and natural gas will be discovered or acquired by us.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

Acquisitions of crude oil and natural gas issuers and crude oil and natural gas assets are typically based on engineering and economic assessments made by independent engineers and our own assessments. These assessments will include a series of assumptions regarding such factors as recoverability and marketability of crude oil and natural gas, future prices of crude oil and natural gas and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond our control. In particular, the prices of and markets for oil and natural gas products may change from those anticipated at the time of making such assessment. In addition, all such assessments involve a measure of geologic and engineering uncertainty that could result in lower production and reserves than anticipated. Initial assessments of acquisitions may be based on reports by a firm of independent engineers that are not the same as the firm that we use for our year-end reserve evaluations. Because each of these firms may have different evaluation methods and approaches, these initial assessments may differ significantly from the assessments of the firm used by us.

In addition, our review of records and properties of potential acquisitions may not necessarily reveal existing or potential problems, nor will we necessarily become sufficiently familiar with the properties before we acquire them to assess fully their deficiencies and potential. Environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection on a well is undertaken and even when problems are identified, we may often assume certain environmental and other risks and liabilities in connection with acquired properties.

We have substantial capital requirements that, if not met, may hinder our operations.

If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

We must estimate our proved oil and gas reserves and the estimated future net cash flows from the reserves. These estimates may prove to be inaccurate.

This annual report on Form 10-K contains estimates of our proved oil and gas reserves and the estimated future net cash flows from such reserves. These estimates are based upon various assumptions, including assumptions required by the Securities and Exchange Commission relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and natural gas reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir and is therefore inherently imprecise. Additionally, our interpretations of the rules governing the estimation of proved reserves could differ from the interpretation of staff members of regulatory authorities resulting in estimates that could be challenged by these authorities.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this Annual Report and the information incorporated by reference. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Our business plan anticipates that we will be able to develop our oil and gas properties. The cost to develop our oil properties is significant, and, to date, we have been unable to do so due to our lack of funds. Unless we can develop our oil properties, our revenues and results of operations will be adversely affected.

We believe that our properties have significant reserves of oil. However, we have not had the funds to fully exploit these resources. The costs associated with the development of oil and gas properties, including engineering studies, equipment purchase or leasing and personnel costs, are significant. In order to become profitable we must enhance our oil production, which means that we must drill and/or recomplete more wells. In order to accomplish this, we must find additional sources of capital. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Even if we fully develop our oil properties, we may not be profitable. Our inability to operate profitably will adversely affect our business.

We have assumed that once we fully develop our oil properties we will be profitable. However, even if we were able to fully develop our properties, there is no guarantee that we would achieve profitability. Our reserves may prove to be lower than expected, production levels may be lower than expected, the costs to exploit the oil may be higher than expected, new regulations may adversely impact our ability to exploit these resources and the market price for crude oil may be lower than current prices.

We also face competition from other oil companies in all aspects of our business, including obtaining oil leases, marketing oil, and obtaining goods, services and labor to exploit our resources. Many of our competitors have substantially larger financial and other resources than we have, and we may not be able to successfully compete against them. Competition is also presented by alternative fuel sources, which may be more efficient and less costly and may result in our products becoming less desirable.

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

We do not operate some of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator’s timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

The development and exploitation of oil properties is subject to many risks that are beyond our control. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

Our crude oil drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the following:

·	that no commercially productive crude oil reservoirs will be found;
·	that crude oil drilling and production activities may be shortened, delayed or canceled; and
·
that our ability to develop, produce and market our reserves may be limited by title problems, weather conditions, compliance with governmental requirements, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment.

We cannot assure you that the new wells we drill, or the wells that are currently in existence, will be productive or that we will recover all or any portion of our investment in them. Drilling for crude oil and natural gas may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable.

Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could sustain substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

Any of these events could adversely affect our business.

We may not have enough insurance to cover all of the risks we face. If our insurance coverage is inadequate to pay a claim, we would be responsible for payment. The requirement that we pay a significant claim would materially, adversely impact our financial condition and results of operations.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance which we may be required to pay could have a material adverse effect on our financial condition and results of operations.

Oil and natural gas prices are highly volatile in general and low prices negatively affect our financial results.

Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. While we attempt to mitigate price volatility when we can by acquiring “puts” to protect our prices, we cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. Furthermore, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. While the regulations governing our industry have not had a material adverse effect on our operations to date, the implementation of new laws or regulations, or the modification of existing laws or regulations, could have a material adverse effect on us.

We may not be able to replace production with new reserves.

In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our aggregate reserves will decline as they are produced unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities. Our future natural gas and oil production is highly dependent upon our level of success in finding or acquiring additional reserves.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in a limited number of properties in Texas. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the region in which we operate than we would if our business were more diversified, enhancing our risk profile.

We face strong competition from other oil and gas companies.

We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than us. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Current global financial conditions have been characterized by increased volatility which could have a material adverse effect on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. There can be no assurance that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations could have a material adverse effect on our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

If we are unable to retain qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of our directors and officers and, in particular, Ruben Alba, Chief Operations Officer and Sam Smith, Chief Geologist. Loss of the services of either of these persons could have a material adverse effect on our growth, revenues, and prospective business. We have not and do not expect to obtain key man insurance on our management. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

The marketability of natural resources will be affected by numerous factors beyond our control.

The markets and prices for oil and gas depend on numerous factors beyond our control. These factors include demand for oil and gas, which fluctuate with changes in market and economic conditions, and other factors, including:

·	worldwide and domestic supplies of oil and gas;
·	actions taken by foreign oil and gas producing nations;
·	political conditions and events (including instability or armed conflict) in oil-producing or gas-producing regions;
·	the level of global and domestic oil and gas inventories;
·	the price and level of foreign imports;
·	the level of consumer demand;
·	the price and availability of alternative fuels;
·	the availability of pipeline or other takeaway capacity;
·	weather conditions;
·	domestic and foreign governmental regulations and taxes; and
·	the overall worldwide and domestic economic environment.

Significant declines in oil and gas prices for an extended period may have the following effects on our business:

·	adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations;
·	cause us to delay or postpone some of our capital projects;
·	reduce our revenues, operating income and cash flow; and
·	limit our access to sources of capital.

We may have difficulty distributing our oil and gas production, which could harm our financial condition.

In order to sell the oil and gas that we are able to produce, we may have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or gas and in turn diminish our financial condition or ability to maintain our operations.

Litigation risk

In 2008 we entered into a Farm-In Farm-Out agreement with an Australian company, WHL Energy Ltd, under which it was to invest a maximum $2,500,000 for 100% of the costs of development of 2,536 acres of the Wardlaw lease and earn upon completion of that investment a 50% working interest in the 2,536 acres to a depth no greater than 600 feet (the “Acreage“), all governed by the Join t Operating Agreement (“JOA“).  WHL Energy Ltd funded only the first $1,500,000 and then elected not to fund the remaining balance of $1,000,000. The agreement allowed for this eventuality and provides that we assign a 50% working interest in the Acreage to WHL Energy Ltd., and that we may terminate the agreement and have no further obligation to WHL Energy Ltd. except pursuant to the JOA.  Under the JOA, as and when we decides to develop the Acreage above 600 feet, WHL Energy Ltd. will be entitled to participate for its 50% working interest, pay its share of all costs and receive a 50% share of all net revenues derived from such development on a well by well basis.  However, should WHL elect not to participate in any well, the JOA provides for substantial risk penalties that require WHL Energy Ltd. to relinquish its interest in the non-consent well(s) until recovery of 300%-500% of all development and operating expenses. We continue to be the operator under the JOA and are entitled to a monthly overhead fee per well. We have become aware that WHL Energy Ltd may  file a law suit against us with an anticipated claim for repayment of the USD 1,500,000.

CREDIT CONCENTRATION RISK

We produce a raw commodity. Currently one purchaser buys 100% of our production. Although we believe that other purchasers are available for our production, this has not yet developed and we are subject to the risk of the purchaser’s solvency relating to outstanding balances. Although the purchaser has historically timely paid and we have no information that would indicate that it would be unable to continue paying in the future, there are no assurances that this will continue. Any disruption in payments from the purchaser would materially and adversely affect our results, business condition and ability to continue as a going concern.

Our significant shareholders may have substantial influence over our business and affairs.

As of March 31, 2010, management and Blackwood Ventures LLC beneficially owned greater than 60% of our issued and outstanding shares of common stock. As a result, these insiders will have substantial influence over the outcome of certain matters requiring shareholder approval, including the power to, among other things:

·	amend our articles of incorporation;
·	elect and remove our directors and control the appointment of our senior management; and
·	prevent our ability to be acquired and complete other significant corporate transactions.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on us.

Oil and gas operations are subject to federal, state, provincial and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Further, hydraulic fracturing, the process used for releasing natural gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

With the introduction of the Kyoto Protocol, oil and gas producers may be required to reduce greenhouse gas emissions. This could result in, among other things, increased operating and capital expenditures for those producers. This could also make certain production of crude oil or natural gas by those producers uneconomic, resulting in reductions in such production.

We are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change in government regulation and/or administrative practices may have a negative impact on our ability to operate and on our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the U.S. may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

No assurance can be given that defects in our title to natural gas and oil interests do not exist.

Title to natural gas and oil interests is often not possible to determine without incurring substantial expense. An independent title review was completed with respect to certain of the more valuable natural gas and oil rights acquired by us and the interests in natural gas and oil rights owned by us. Also, legal opinions have been obtained with respect to the spacing units for the wells which have been drilled to date and which have been operated by us.

However, no assurance can be given that title defects do not exist. If a title defect does exist, it is possible that we may lose all or a portion of the properties to which the title defect relates. Our actual interest in certain properties may therefore vary from our records.

Risks Relating to our Common Stock

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect such share price include:

·	actual or anticipated fluctuations in our quarterly results of operations;
·	liquidity;
·	sales of common stock by our shareholders;
·	changes in oil and natural gas prices;
·	changes in our cash flows from operations or earnings estimates;
·	publication of research reports about us or the exploration and production industry generally;
·	increases in market interest rates which may increase our cost of capital;
·	changes in applicable laws or regulations, court rulings and enforcement and legal actions;
·	changes in market valuations of similar companies;
·	adverse market reaction to any increased indebtedness we incur in the future;
·	additions or departures of key management personnel;
·	actions by our shareholders;
·	commencement of or involvement in litigation;
·	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry;
·	speculation in the press or investment community regarding our business;
·	general market and economic conditions; and
·	domestic and international economic, legal and regulatory factors unrelated to our performance.

Financial markets have recently experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies.  Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to develop our business.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a national securities exchange. For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Exchange Act requires:

·	that a broker or dealer approve a person’s account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	attests that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative. Current quotations for the securities and the rights and remedies and to be available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult

Investors may be unable to enforce judgments against us and certain of our directors and officers.

Certain of our directors and officers reside principally outside the U.S. Because all or substantially all of the assets of these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. upon us or those persons. Furthermore it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the U.S. against us or those persons.

APPENDIX 5- REGULATION S PAGE FOR NON-U.S. PURCHASERS

The undersigned Purchaser (a “Reg S Person”) is not a U.S. Person as defined in Section 904 of Regulation S promulgated under the Securities Act, and hereby represents that the representations in paragraphs (1) through (9) are true and correct with respect to such Reg S  Person.

(1)
Such Reg S Person acknowledges and warrants that (i) the issuance and sale to such Reg S Person of the Securities is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) it is not a “U.S. Person,” as such term is defined in Regulation S and herein, and is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Securities has not taken place, and is not taking place, within the United States of America or its territories or possessions.  Such Reg S Person acknowledges that the offer and sale of the Securities has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S.

(2)
Such Reg S Person acknowledges and agrees that, pursuant to the provisions of Regulation S, the Securities cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of six months from and after the Closing Date, unless such shares are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available.  Such Reg S Person acknowledges that it has not engaged in any hedging transactions with regard to the Securities.

(3)
Such Reg S Person consents to the placement of a legend on any certificate, note or other document evidencing the Securities and understands that the Company shall be required to refuse to register any transfer of Securities not made in accordance with applicable U.S. securities laws.

(4)
Such Reg S Person is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities. Such Reg S Person is purchasing the Securities as principal for its own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement.

(5)
Such Reg S Person is not an Affiliate of the Company nor is any Affiliate of such Reg S Person an Affiliate of the Company. An “Affiliate” is an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each of the foregoing, a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Reg S Person, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such REg S Person will be deemed to be an Affiliate of such Reg S Person.

(6)
Such Reg S Person understands that the Securities have not been registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on resale or transfer.  The Securities are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

(7)
Such Reg S Person acknowledges that the Securities may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available.  In connection with any resale of the Securities pursuant to Regulation S, the Company will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

(8)
Such Reg S Person represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the offering of the Securities, including: (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Reg S person’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the jurisdiction of its residence.

(9)
Such Reg S Person makes the representations, declarations and warranties as contained in this Exhibit A-2 with the intent that the same shall be relied upon by the Company in determining its suitability as a purchaser of such Securities.

Name of Purchaser (Print)	Name of Joint Purchaser (if any) (Print)

Signature of Purchaser	Signature of Joint Purchaser (if any)

Capacity of Signatory (for entities)	Date